Exhibit 99.1

POTBELLY CORPORATION REPORTS RESULTS FOR THIRD FISCAL QUARTER 2019

Continued progress driven by expanded delivery channels, robust franchise pipeline, and strong growth in Off-Premise and Digital

Chicago, IL. November 4, 2019 – Potbelly Corporation (NASDAQ: PBPB), the iconic neighborhood sandwich shop concept, today reported financial results for the third fiscal quarter ended September 29, 2019.

Key highlights for the thirteen weeks ended September 29, 2019 compared to the thirteen weeks ended September 30, 2018 include:

•	Total revenues decreased 2.6% to $104.2 million from $107.0 million
•	Company-operated comparable store sales decreased 3.0%
•	1 new shop opened; 3 shops closed, including 2 company-operated shops and 1 international franchise shop
•

GAAP net loss attributable to Potbelly Corporation was $2.4 million, compared to a loss of $2.0 million, which included impairment charges of $1.7 million and $4.4 million, respectively; GAAP diluted loss per share was $0.10 compared to a GAAP diluted loss per share of $0.08

•	Adjusted net income[1] attributable to Potbelly Corporation was $0.9 million compared to adjusted net income of $2.4 million. Adjusted diluted EPS[1] was $0.04 compared to adjusted diluted EPS of $0.09.
•	EBITDA[1] increased to $3.1 million from $3.0 million
•	Adjusted EBITDA[1] decreased to $7.8 million from $8.8 million
•	Menu optimization efforts led to a 580 basis point improvement in check versus the third quarter of 2018, driven by a combination of price and mix
•	Company recently announced a nationwide partnership with Grubhub to further accelerate growth in the Off-Premise and Digital Channel

Alan Johnson, President and Chief Executive Officer of Potbelly Corporation, commented, “Our results reflect continued progress across our strategic initiatives. Menu optimization efforts have grown average check, Off-Premise and Digital growth has accelerated, and our franchising team has been incredibly successful this year. We delivered substantially better year-over-year Adjusted EBITDA in the third quarter, relative to the first half of 2019, primarily due to reductions in discounting and advertising. However, while our four pillars and strategic initiatives are working, the pace and impact of the changes have not been strong enough to offset the impact of weaker traffic. Therefore, over the last quarter, we have invested in a number of internal and external activities to accelerate our transformation and improve our focus on the fundamentals. Through this work, and the momentum that we’ve built with our strategic priorities, we believe that this will result in a series of quick wins that will not only improve our customer satisfaction results, but also help with traffic and retention.”

2019 Outlook

Based on current expectations for the fourth quarter of 2019, management reiterates its same-store sales and profitability guidance, but updated its Adjusted G&A and shop openings outlook, and currently expects:

•	Flat to low-single digit decrease in company-operated comparable store sales
•	Adjusted EBITDA to be between $25.0 million and $30.0 million, including the impact of ASC 842
•	Cost of goods sold to be between 26.7% and 27.3%
•	Labor as a percentage of sales to be between 31.0% and 32.0%
•	Adjusted G&A expense to be between $40.0 million and $42.0 million
•	15-22 total shop closures, including 9-12 company-operated shop closures
•

Management slightly lowered its expected total shop openings to 8-13 versus the previously communicated 10-15, which includes 2-3 company-operated shop openings, a slight reduction from the previously communicated 4-5

Projected adjusted EBITDA set forth above is a measure not recognized under GAAP. Please see “Non-GAAP Financial Measures” below.

Conference Call

A conference call and audio webcast has been scheduled for 5:00 p.m. Eastern Time today to discuss these results. Details of the conference call are as follows:

Date:Monday, November 4, 2019

Time:5:00 p.m. Eastern Time

Dial-In #:877-407-0784 U.S. & Canada

201-689-8560 International

Confirmation Code:           13694947

Alternatively, the conference call will be webcast at www.potbelly.com on the “Investor Relations” webpage. For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern Time on Monday, November 4, 2019 through midnight Monday, November 11, 2019.  To access the replay, please call 844-512-2921 (U.S. & Canada) or 412-317-6671 (International) and enter confirmation code 13694947.  A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a neighborhood sandwich concept that has been feeding customers’ smiles with warm, toasty sandwiches, signature salads, hand-dipped shakes and other fresh menu items, customized just the way customers want them, for more than 40 years. Potbelly promises Fresh, Fast & Friendly service in an environment that reflects the local neighborhood. Since opening its first shop in Chicago in 1977, Potbelly has expanded to neighborhoods across the country - with more than 400 company-operated shops in the United States. Additionally, Potbelly franchisees operate over 40 shops in the United States.  For more information, please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

•

Revenues – represents net company-operated sandwich shop sales and our franchise operations. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of an initial franchise fee, a franchise development agreement fee and royalty income from the franchisee.

•	Company-operated comparable store sales – represents the change in year-over-year sales for the comparable company-operated store base open for 15 months or longer.
•	EBITDA – represents income before depreciation and amortization expense, interest expense and the provision for income taxes.

•

Adjusted EBITDA – represents income before depreciation and amortization expense, interest expense and the provision for income taxes, adjusted to eliminate the impact of other items, including certain non-cash as well as other items that we do not consider representative of our ongoing operating performance.

•

Adjusted net income (loss) – represents net income (loss), excluding impairment, gain or loss on the disposal of property and equipment and store closure expense, as well as other items that we do not consider representative of our ongoing operating performance.

•

Shop-level profit – represents income (loss) from operations less franchise royalties and fees, general and administrative expenses, depreciation expense, pre-opening costs and impairment and loss on the disposal of property and equipment.

•	Shop-level profit margin – represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.
•

Adjusted diluted earnings per share – represents net income (loss), excluding impairment, gain or loss on the disposal of property and equipment and store closure expense on a fully diluted per share basis as well as other items that we do not consider representative of our ongoing operating performance.

1Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to EBITDA, adjusted EBITDA, adjusted net income, shop-level profit and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses adjusted EBITDA and adjusted net income to evaluate the Company’s performance and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Adjusted EBITDA and adjusted net income exclude the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

This press release includes certain non-GAAP forward-looking information (including, but not limited to under the heading “2019 Outlook”), namely adjusted net income and adjusted diluted earnings per share. The Company believes that a quantitative reconciliation of such forward-looking information to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to predict the timing and likelihood of outcomes that determine future impairments and the tax benefit of any such future impairments. Neither of these measures, nor their probable significance, can be reliably quantified due to the inability to forecast future impairments.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” or the negative of these terms and similar expressions are intended to identify forward-looking statements. Forward-looking statements may include, among others, statements relating to: our future financial position and results of operations, business strategy, budgets, projected costs and plans and objectives of management for future operations. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement, due to reasons including, but not limited to, competition; general economic conditions; our ability to successfully implement our business strategy; the success of our initiatives to increase sales and traffic; changes in commodity, energy and other costs; our ability to attract and retain management and employees; consumer reaction to industry-related public health issues and perceptions of food safety; our ability to manage our growth; reputational and brand issues; price and availability of commodities; consumer confidence and spending patterns; and weather conditions. In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this press release are qualified in their entirety by this cautionary statement. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q, all of which are available on our website at www.potbelly.com. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

###

Contact:	Investor Relations Chris Hodges or Josh Littman Alpha IR Group 312-445-2870 PBPB@alpha-ir.com

Potbelly Corporation

Consolidated Statements of Operations and Margin Analysis – Unaudited

(Amounts in thousands, except share and per share data)

	For the 13 Weeks Ended				For the 39 Weeks Ended
	September 29,	% of	September 30,	% of	September 29,	% of	September 30,	% of
	2019	Revenue	2018	Revenue	2019	Revenue	2018	Revenue
Revenues
Sandwich shop sales, net	$103,560	99.3%	$106,238	99.3%	$305,619	99.2%	$317,866	99.3%
Franchise royalties and fees	678	0.7	758	0.7	2,336	0.8	2,394	0.7
Total revenues	104,238	100.0	106,996	100.0	307,955	100.0	320,260	100.0

Expenses
(Percentages stated as a percent of sandwich shop sales, net)
Sandwich shop operating expenses
Cost of goods sold, excluding depreciation	27,540	26.6	28,455	26.8	81,782	26.8	83,730	26.3
Labor and related expenses	32,430	31.3	32,376	30.5	96,517	31.6	96,367	30.3
Occupancy expenses	14,850	14.3	15,076	14.2	44,457	14.5	44,787	14.1
Other operating expenses	13,274	12.8	13,357	12.6	37,235	12.2	38,650	12.2

(Percentages stated as a percent of total revenues)
General and administrative expenses	11,256	10.8	10,087	9.4	37,808	12.3	35,715	11.2
Depreciation expense	5,365	5.1	5,847	5.5	16,486	5.4	17,531	5.5
Pre-opening costs	16	*	109	0.1	26	*	245	*
Impairment and loss on disposal of property and equipment	1,650	1.6	4,386	4.1	1,978	0.6	8,467	2.6
Total expenses	106,381	>100	109,693	>100	316,289	>100	325,492	>100
Loss from operations	(2,143)	(2.1)	(2,697)	(2.5)	(8,334)	(2.7)	(5,232)	(1.6)

Interest expense	28	*	54	*	95	*	109	*
Loss before income taxes	(2,171)	(2.1)	(2,751)	(2.6)	(8,429)	(2.7)	(5,341)	(1.7)
Income tax expense (benefit)	66	*	(909)	(0.8)	13,931	4.5	(1,111)	(0.3)
Net loss	(2,237)	(2.1)	(1,842)	(1.7)	(22,360)	(7.3)	(4,230)	(1.3)
Net income attributable to non-controlling interest	118	0.1	119	0.1	300	*	285	*
Net loss attributable to Potbelly Corporation	$(2,355)	(2.3)%	$(1,961)	(1.8)%	$(22,660)	(7.4)%	$(4,515)	(1.4)%

Net loss per common share attributable to common shareholders:
Basic	$(0.10)		$(0.08)		$(0.95)		$(0.18)
Diluted	$(0.10)		$(0.08)		$(0.95)		$(0.18)
Weighted average common shares outstanding:
Basic	23,740,005		25,369,281		23,927,046		25,355,174
Diluted	23,740,005		25,369,281		23,927,046		25,355,174
*	Amount is less than 0.1%

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except share and per share data)

	For the 13 Weeks Ended		For the 39 Weeks Ended
	September 29,	September 30,	September 29,	September 30,
	2019	2018	2019	2018
Net loss attributable to Potbelly Corporation, as reported	$(2,355)	$(1,961)	$(22,660)	$(4,515)
Impairment, loss on disposal of property and equipment and shop closures(1)	1,714	4,541	5,077	9,653
Nonrecurring professional services(2)	2,265	—	2,265	—
CEO transition costs(3)	—	573	—	1,268
Proxy related costs(4)	—	109	(127)	810
Restructuring and other costs (5)	269	234	1,480	1,557
Income tax valuation allowance(6)	—	—	13,385	—
Tax impact(7)	(978)	(1,073)	(2,000)	(2,405)
Adjusted net income (loss) attributable to Potbelly Corporation	$915	$2,423	$(2,580)	$6,368

Net loss attributable to Potbelly Corporation per share, basic	$(0.10)	$(0.08)	$(0.95)	$(0.18)
Net loss attributable to Potbelly Corporation per share, diluted	$(0.10)	$(0.08)	$(0.95)	$(0.18)

Adjusted net income (loss) attributable to Potbelly Corporation per share, basic	$0.04	$0.10	$(0.11)	$0.25
Adjusted net income (loss) attributable to Potbelly Corporation per share, diluted	$0.04	$0.09	$(0.11)	$0.25

Shares used in computing adjusted net income attributable to Potbelly Corporation:
Basic	23,740,005	25,369,281	23,927,046	25,355,174
Diluted	23,893,467	25,874,456	23,927,046	25,965,382

	For the 13 Weeks Ended		For the 39 Weeks Ended
	September 29,	September 30,	September 29,	September 30,
	2019	2018	2019	2018
Net loss attributable to Potbelly Corporation, as reported	$(2,355)	$(1,961)	$(22,660)	$(4,515)
Depreciation expense	5,365	5,847	16,486	17,531
Interest expense	28	54	95	109
Income tax expense (benefit)	66	(909)	13,931	(1,111)
EBITDA	$3,104	$3,031	$7,852	$12,014
Impairment, loss on disposal of property and equipment and shop closures(1)	1,714	4,541	5,077	9,653
Stock-based compensation	446	265	1,910	2,516
Nonrecurring professional services(2)	2,265	—	2,265	—
CEO transition costs(3)	—	573	—	1,268
Proxy related costs(4)	—	109	(127)	810
Restructuring and other costs(5)	269	234	1,480	1,557
Adjusted EBITDA	$7,798	$8,753	$18,457	$27,818

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except selected operating data)

	For the 13 Weeks Ended		For the 39 Weeks Ended
	September 29,	September 30,	September 29,	September 30,
	2019	2018	2019	2018
Loss from operations	$(2,143)	$(2,697)	$(8,334)	$(5,232)
Less: Franchise royalties and fees	678	758	2,336	2,394
General and administrative expenses	11,256	10,087	37,808	35,715
Depreciation expense	5,365	5,847	16,486	17,531
Pre-opening costs	16	109	26	245
Impairment and loss on disposal of property and equipment	1,650	4,386	1,978	8,467
Shop-level profit [Y]	$15,466	$16,974	$45,628	$54,332
Total revenues	$104,238	$106,996	$307,955	$320,260
Less: Franchise royalties and fees	678	758	2,336	2,394
Sandwich shop sales, net [X]	$103,560	$106,238	$305,619	$317,866
Shop-level profit margin [Y÷X]	14.9%	16.0%	14.9%	17.1%

	For the 13 Weeks Ended		For the 39 Weeks Ended
	September 29,	September 30,	September 29,	September 30,
	2019	2018	2019	2018
Selected Operating Data
Shop Activity:
Company-operated shops, end of period	427	435	427	435
Franchise shops, end of period	45	53	45	53
Revenue Data:
Company-operated comparable store sales	(3.0)%	(0.2)%	(3.9)%	(1.3)%

Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

& Selected Operating Data

(1)

This adjustment includes costs related to impairment of long-lived assets, loss on disposal of property and equipment and shop closure expenses. Shop closure expenses are recorded in general and administrative expenses in the consolidated statement of operations.

(2)	The Company incurred certain costs beginning in the third quarter of 2019 for nonrecurring professional services, which will end in the fourth quarter.
(3)

The Company incurred certain costs related to the transition between the current and former CEO in 2018. Transition costs were included in general and administrative expenses in the consolidated statements of operations and were related to the accelerated vesting of share-based compensation awards, salary related charges in accordance with the former CEO’s employment agreement, relocation related charges, and various other transition costs.

(4)

The Company incurred certain professional and other costs and associated benefits related to the shareholder proxy matter. These costs and benefits were included in general and administrative expenses in the consolidated statements of operations.

(5)	The Company incurred certain restructuring costs related to severance and other costs that were included in general and administrative expenses in the consolidated statements of operations.
(6)	The Company recorded a valuation allowance on its deferred tax assets during the first quarter of 2019.
(7)

For the thirteen and thirty nine weeks ended September 29, 2019 and September 30, 2018, the tax impact associated with adjustments to net income is based on effective tax rate, before valuation allowance, of 23.0%, partially offset by the impact of ASU 2016-09.